UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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CRITICAL THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CRITICAL THERAPEUTICS, INC.
60 WESTVIEW STREET
LEXINGTON, MASSACHUSETTS 02421
April 29, 2005
Dear Fellow Stockholders:
      I am pleased to invite you to join us for the Critical Therapeutics, Inc. 2005 Annual Meeting of Stockholders to be held on Thursday, June 2, 2005 at 10:00 a.m., local time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, MA 02109. Details about the meeting, nominees for the Board of Directors and other matters to be acted on are presented in the Notice of 2005 Annual Meeting of Stockholders and Proxy Statement that follow.
      In addition to Annual Meeting formalities, we will report to stockholders generally on Critical Therapeutics’ business, and will be pleased to answer stockholders’ questions relating to Critical Therapeutics.
      We hope you plan to attend the Annual Meeting. Please exercise your right to vote by signing, dating and returning the enclosed proxy card as described in the Proxy Statement, even if you plan to attend the meeting. You may also vote by proxy over the Internet or by telephone.
      On behalf of Critical Therapeutics’ Board of Directors and management, it is my pleasure to express our appreciation for your continued support.

Yours sincerely,

Paul D. Rubin, M.D.
President and Chief Executive Officer
YOUR VOTE IS IMPORTANT
PLEASE TAKE TIME TO VOTE AS SOON AS POSSIBLE. BY DOING SO, YOU MAY SAVE CRITICAL THERAPEUTICS THE EXPENSE OF ADDITIONAL SOLICITATION.

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
STOCK OWNERSHIP INFORMATION
PROPOSAL ONE -- ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
INFORMATION ABOUT EXECUTIVE COMPENSATION
COMPARATIVE STOCK PERFORMANCE GRAPH
PROPOSAL TWO -- AMENDMENT OF 2004 STOCK INCENTIVE PLAN
PROPOSAL THREE -- RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
OTHER MATTERS
SOLICITATION OF PROXIES
REVOCATION OF PROXY
STOCKHOLDER PROPOSALS
APPENDIX A
APPENDIX B

CRITICAL THERAPEUTICS, INC.
60 WESTVIEW STREET
LEXINGTON, MASSACHUSETTS 02421

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 2, 2005

To our stockholders:
      NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Stockholders of Critical Therapeutics, Inc. will be held on Thursday, June 2, 2005 at 10:00 a.m., local time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, MA 02109. At the annual meeting, stockholders will consider and vote on the following matters:

1. The election of three (3) members to our board of directors to serve as Class I directors, each for a term of three years.

2. The amendment of the Critical Therapeutics, Inc. 2004 Stock Incentive Plan to increase the number of shares authorized for issuance under the 2004 Plan by 860,000 shares.

3. The ratification of our board of directors’ selection of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2005.

4. Such other business as may properly come before the annual meeting or any adjournment thereof.
      Stockholders of record at the close of business on April 14, 2005 are entitled to notice of, and to vote at, the annual meeting or any adjournment thereof. Your vote is important regardless of the number of shares you own. Our stock transfer books will remain open for the purchase and sale of our common stock.
      We hope that all stockholders will be able to attend the annual meeting in person. However, in order to ensure that a quorum is present at the meeting, please complete, date, sign and promptly return the enclosed proxy card whether or not you expect to attend the annual meeting. A postage-prepaid envelope, addressed to Mellon Investor Services LLC, our transfer agent and registrar, has been enclosed for your convenience. You may also vote by proxy over the Internet or by telephone. If you attend the meeting, your proxy will, upon your written request, be returned to you and you may vote your shares in person.
      All stockholders are cordially invited to attend the meeting.

By order of the Board of Directors,

Scott B. Townsend, Esq.
Secretary
Lexington, Massachusetts
April 29, 2005
WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOUR VOTE IS IMPORTANT. IN ORDER TO ASSURE THE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING, PLEASE VOTE AS SOON AS POSSIBLE OVER THE INTERNET, BY TELEPHONE OR BY MAIL.

CRITICAL THERAPEUTICS, INC.
60 WESTVIEW STREET
LEXINGTON, MASSACHUSETTS 02421

PROXY STATEMENT

For the 2005 Annual Meeting of Stockholders
To Be Held On June 2, 2005
       This proxy statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the board of directors of Critical Therapeutics, Inc. for use at the 2005 Annual Meeting of Stockholders to be held on Thursday, June 2, 2005 at 10:00 a.m., local time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, MA 02109, and of any adjournment thereof.
      All proxies will be voted in accordance with your instructions. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to our Secretary or by appearing at the meeting and voting in person.
      Our Annual Report to Stockholders for the fiscal year ended December 31, 2004 is being mailed to stockholders with the mailing of these proxy materials on or about April 29, 2005.
      A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to Critical Therapeutics, Inc., Attention of Linda S. Lennox, Director, Corporate Communications, Critical Therapeutics, Inc., 60 Westview Street, Lexington, Massachusetts 02421; telephone: (781) 402-5700.
Voting Securities and Votes Required
      Stockholders of record at the close of business on April 14, 2005 will be entitled to notice of and to vote at the annual meeting. On that date, 24,099,375 shares of our common stock were issued and outstanding. Each share of common stock entitles the holder to one vote with respect to all matters submitted to stockholders at the meeting. We have no other securities entitled to vote at the meeting.
      The representation in person or by proxy of at least a majority of the shares of common stock issued, outstanding and entitled to vote at the annual meeting is necessary to establish a quorum for the transaction of business. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.
      Directors are elected by a plurality of votes cast by stockholders entitled to vote at the meeting. To be approved, any other matters submitted to our stockholders, including the amendment of our 2004 Stock Incentive Plan and the ratification of Deloitte & Touche LLP as our independent auditors, require the affirmative vote of the majority of shares present in person or represented by proxy at the annual meeting. The votes will be counted, tabulated and certified by a representative of Mellon Investor Services LLC, who will serve as the inspector of elections at the annual meeting.
      Shares which abstain from voting as to a particular matter, and shares held in “street name” by banks, brokers or other nominees who indicate on their proxy cards that they do not have discretionary authority to vote such shares as to a particular matter, which we refer to as “broker non-votes,” will be counted for the purpose of determining whether a quorum exists but will not be considered as present and entitled to vote with respect to a particular matter. Accordingly, neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to any matters voted on at the annual meeting.
      Stockholders may vote in person or by proxy. Voting by proxy will not in any way affect a stockholder’s right to attend the meeting and vote in person. Any stockholder voting by proxy has the right to revoke the proxy at any time before the polls close at the annual meeting by giving our Secretary a duly executed proxy card bearing a later date than the proxy being revoked at any time before that proxy is voted, by voting again over the Internet or by telephone or by appearing at the meeting and voting in person. The shares represented by all properly executed proxies received in time for the meeting or voted by proxy over the Internet or by telephone will be voted as specified. If the shares you own are held in your name and you do not specify in the proxy card how your shares are to be voted, they will be voted in favor of the election as directors of those persons named in this proxy statement, in favor of the amendment of the 2004 Stock Incentive Plan and in favor of the ratification of Deloitte & Touche LLP as our independent auditors. If any other items properly come before the meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their best judgment. If the shares you own are held in “street name,” the bank, broker or other nominee, as the record holder of your shares, is required to vote your shares in accordance with your instructions. In order to vote your shares held in “street name,” you will need to follow the directions your bank, broker or other nominee provides you.
      If your shares are registered directly in your name, you may vote:

•	Over the Internet. Go to the web site of our tabulator, Mellon Investor Services, at http://www.proxyvoting.com/crtx and follow the instructions you will find there. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions.

•	By Telephone. Call (866) 540-5760 toll-free from the United States or Canada and follow the instructions. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions.

•	By Mail. Complete, date and sign the enclosed proxy card and mail it in the enclosed postage-paid envelope to Mellon Investor Services. Your proxy will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

•	In Person at the Meeting. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.
      If your shares are held in “street name” (held for your account by a bank, broker or other nominee), you may vote:

•	Over the Internet or By Telephone. You will receive instructions from your broker or other nominee if you are permitted to vote over the Internet or by telephone.

•	By Mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.

•	In Person at the Meeting. Contact the broker or other nominee that holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. A broker’s proxy is not the form of proxy enclosed with this proxy statement. You will not be able to vote shares you hold in street name at the meeting unless you have a proxy from your broker issued in your name giving you the right to vote the shares.
Householding of Annual Meeting Materials
      Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and Annual Report to Stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Critical Therapeutics, Inc., Attention of Linda S. Lennox, Director, Corporate Communications, Critical Therapeutics, Inc., 60 Westview Street, Lexington, Massachusetts 02421; telephone: (781) 402-5700. If you want to receive separate copies of the proxy statement or Annual Report to Stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.
STOCK OWNERSHIP INFORMATION
      The following table sets forth information regarding beneficial ownership of our common stock as of April 14, 2005 by:

•	each person, entity or group of affiliated persons or entities known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock,

•	each of our directors,

•	our chief executive officer and our four other most highly compensated executive officers who were serving as executive officers on December 31, 2004, who we refer to as our named executive officers, and

•	all of our directors and executive officers as a group.
      Beneficial ownership is determined in accordance with the applicable rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares of our common stock. Shares of common stock issuable under stock options that are exercisable within 60 days after April 14, 2005 are deemed to be beneficially owned by the persons holding the options for purposes of calculating the percentage ownership of that person but are not deemed outstanding for purposes of calculating the percentage ownership of any other person. The information set forth below is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares deemed beneficially owned in this table does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, to our knowledge, all persons named in the table have sole voting and investment power with respect to the shares of common stock beneficially owned by them, except, where applicable, to the extent authority is shared by spouses under community property laws.

		Shares
	Number of	Underlying		Percentage
	Outstanding	Options	Total Number	of Common
	Shares	Exercisable	of Shares	Stock
Name and Address of	Beneficially	Within 60	Beneficially	Beneficially
Beneficial Owner(1)	Owned	Days	Owned	Owned

5% Stockholders
Funds managed by MPM Asset Management LLC(2)	4,298,430	—	4,298,430	17.8%
111 Huntington Avenue, 31st Floor Boston, MA 02199
Healthcare Ventures VI, L.P.(3)	4,058,432	—	4,058,432	16.8%
44 Nassau Street, Second Floor Princeton, NJ 08542
MedImmune Ventures, Inc.	2,857,142	—	2,857,142	11.9%
One MedImmune Way Gaithersburg, MD 20878
Johnson & Johnson Development Corporation	2,104,704	—	2,104,704	8.7%
One Johnson & Johnson Plaza New Brunswick, NJ 08933

		Shares
	Number of	Underlying		Percentage
	Outstanding	Options	Total Number	of Common
	Shares	Exercisable	of Shares	Stock
Name and Address of	Beneficially	Within 60	Beneficially	Beneficially
Beneficial Owner(1)	Owned	Days	Owned	Owned

Funds managed by Advanced Technology Ventures(4)	1,904,759	—	1,904,759	7.9%
Bay Colony Corporate Center 1000 Winter Street, Suite 3700 Waltham, MA 02541
Directors and Named Executive Officers
Paul Rubin, M.D.(5)	157,234	397,984	555,218	2.3%
Christopher Mirabelli, Ph.D.(6)	4,058,432	—	4,058,432	16.8%
Nicholas Galakatos, Ph.D.(7)	4,298,430	—	4,298,430	17.8%
H. Shaw Warren, M.D.	306,244	20,379	326,623	1.4%
Christopher Walsh, M.D.	10,666	4,583	15,249	*
Jean George(8)	1,904,759	—	1,904,759	7.9%
Richard W. Dugan	—	7,639	7,639	*
Robert H. Zeiger	—	5,556	5,556	*
Walter Newman, Ph.D.(9)	185,332	89,030	274,362	1.1%
Trevor Phillips, Ph.D.	25,144	82,301	107,445	*
Frederick Finnegan	16,237	24,725	40,962	*
Frank E. Thomas	12,000	68,692	80,692	*
All executive officers and directors as a group (13 persons, consisting of 6 officers and 7 non-employee directors)	10,974,478	700,889	11,675,367	47.1%

*	Represents beneficial ownership of less than one percent of common stock.

(1)	Unless otherwise indicated, the address of each beneficial owner is care of Critical Therapeutics, Inc., 60 Westview Street, Lexington, MA 02421.

(2)	Consists of 319,803 shares of common stock held by MPM BioVentures II, L.P., 2,898,003 shares of common stock held by MPM BioVentures II-QP, L.P., 1,020,447 shares of common stock held by MPM BioVentures GMBH & Co. Parallel — Beteiligungs KG and 60,177 shares of common stock by MPM Asset Management Investors 2001 LLC. Nicholas Galakatos, a member of our board of directors, is a General Partner of MPM Capital, LP, which is affiliated with each of the funds managed by MPM Asset Management LLC. Dr. Galakatos disclaims beneficial ownership of the shares held by the funds managed by MPM Asset Management LLC, except to the extent of his pecuniary interest therein.

(3)	Christopher Mirabelli, a member of our board of directors, is a General Partner of HealthCare Partners VI, L.P., the general partner of HealthCare Ventures VI, L.P. Dr. Mirabelli disclaims beneficial ownership of the shares held by HealthCare Ventures VI, L.P., except to the extent of his pecuniary interest therein.

(4)	Consists of 1,527,100 shares of common stock held by Advanced Technology Ventures VII, L.P., 61,281 shares of common stock held by Advanced Technology Ventures VII (B), L.P., 29,456 shares of common stock held by Advanced Technology Ventures VII (C), L.P., 9,100 shares of common stock held by ATV Entrepreneurs VII, L.P., 5,714 shares of common stock held by ATV Alliance 2003, L.P., 255,782 shares of common stock held by Advanced Technology Ventures VI, L.P. and 16,326 shares of common stock held by ATV Entrepreneurs VI, L.P. Jean George, a member of our board of directors, is a general partner of Advanced Technology Ventures, which is affiliated with each of the funds managed by Advanced Technology Ventures. Ms. George disclaims beneficial ownership of the shares held by the funds managed by Advanced Technology Ventures, except to the extent of her pecuniary interest therein.

(5)	Includes (i) 6,666 shares of common stock held by Dr. Rubin’s daughter, (ii) 21,000 shares held in a trust for the benefit of Dr. Rubin’s daughter and (iii) 46,322 shares held by the Paul D. Rubin GRAT 2004, of which Dr. Rubin’s wife is a co-trustee. Dr. Rubin disclaims beneficial ownership of the foregoing shares except to the extent of his pecuniary interest therein.

(6)	Consists of 4,058,432 shares of common stock held by HealthCare Ventures VI, L.P. Dr. Mirabelli, a member of our board of directors, is a General Partner of HealthCare Partners VI, L.P., the general partner of HealthCare Ventures VI, L.P. Dr. Mirabelli disclaims beneficial ownership of the shares held by HealthCare Ventures VI, L.P., except to the extent of his pecuniary interest therein.

(7)	Consists of 4,298,430 shares of common stock held by funds managed by MPM Asset Management LLC. Dr. Galakatos, a member of our board of directors, is a General Partner of MPM Capital, LP, which is affiliated with each of the funds managed by MPM Asset Management, LLC. Dr. Galakatos disclaims beneficial ownership of the shares held by the funds managed by MPM Asset Management LLC, except to the extent of his pecuniary interest therein.

(8)	Consists of 1,904,759 shares of common stock held by funds managed by Advanced Technology Ventures. Ms. George, a member of our board of directors, is a General Partner of Advanced Technology Ventures, which is affiliated with each of the funds managed by Advanced Technology Ventures. Ms. George disclaims beneficial ownership of the shares held by the funds managed by Advanced Technology Ventures, except to the extent of her pecuniary interest therein.

(9)	Includes 172,000 shares held by Seahorse Investments LLC, of which Dr. Newman is a managing member.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and the holders of more than 10% of our common stock to file with the Securities and Exchange Commission initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely upon a review of the copies of such forms furnished to us for the year ended December 31, 2004, and the information provided to us by those persons required to file such reports, no such person failed to file the forms required by Section 16(a) of the Exchange Act on a timely basis, except as follows:

•	The Form 3 filed by Dr. Rubin on May 26, 2004 inadvertently omitted to include his indirect beneficial ownership of 51,322 shares of our common stock held by The Paul D. Rubin GRAT 2004, established for the benefit of his children, for which his wife serves as a co-trustee and as to which Dr. Rubin disclaims beneficial ownership. Dr. Rubin filed an amendment to his Form 3 on June 29, 2004 correcting the error.

•	The Form 3 filed by MedImmune Ventures, Inc. on May 26, 2004 inadvertently reflected the shares of our Series B convertible preferred stock held by the stockholder prior to our initial public offering as having converted into shares of our common stock. The shares of Series B convertible preferred stock did not convert into shares of our common stock until June 2, 2004, the date of the closing of our initial public offering. The Form 3 reflected the stockholder as beneficially owning the correct number of shares of our common stock into which such shares of preferred stock would convert automatically upon completion of our initial public offering. The stockholder filed an amended Form 3 on June 4, 2004, correctly reflecting the shares of Series B convertible preferred stock held by the stockholder on May 26, 2004, and also timely filed a Form 4 on June 4, 2004, reflecting the conversion of the Series B convertible preferred stock into shares of our common stock.

•	The first required Form 4 filed by certain officers and directors after the completion of our initial public offering inadvertently omitted to include transactions carried out in the six months prior to the transaction actually giving rise to the first Form 4 filing obligation. Dr. Rubin, Dr. Newman,

Dr. Phillips, Dr. Galakatos, Ms. George and Dr. Mirabelli each omitted to report on the first required Form 4 the acquisition of shares of our Series B convertible preferred stock in March 2004 that they owned directly or for which they were deemed to be the indirect beneficial owner. In addition, Dr. Rubin omitted to report three option exercises, five transfers of our common stock by gift and one stock option grant, Dr. Newman omitted to report one stock option grant, Dr. Phillips omitted to report one stock option exercise and one stock option grant and Mr. Thomas omitted to report one stock option exercise and one stock option grant. Each of these transactions was carried out prior to our initial public offering. Dr. Rubin, Dr. Newman, Dr. Phillips, Mr. Thomas, Dr. Galakatos, Ms. George and Dr. Mirabelli each subsequently filed an amendment to his or her first required Form 4 to correct these omissions.

PROPOSAL ONE — ELECTION OF DIRECTORS
      Our board of directors is divided into three classes, with one class being elected each year and members of each class holding office for a three-year term. The number of members of our board of directors is determined from time to time by the board of directors. Our board of directors currently consists of eight members, three of whom are Class I directors (with terms expiring at the 2005 annual meeting), two of whom are Class II directors (with terms expiring at the 2006 annual meeting) and three of whom are Class III directors (with terms expiring at the 2007 annual meeting).
      At the 2005 annual meeting, stockholders will have an opportunity to vote for the nominees for Class I directors, Christopher Walsh, Ph.D., H. Shaw Warren, M.D., and Robert H. Zeiger. Dr. Walsh is currently serving as a Class I director and has been a director since July 2001. Dr. Warren is currently serving as a Class I director and has been a director since July 2000. Mr. Zeiger is currently serving as a Class I director and has been a director since October 2004. The persons named in the enclosed proxy card will vote to elect these three nominees as Class I directors, unless you withhold authority to vote for the election of any or all nominees by marking the proxy card to that effect. Each of the nominees has indicated his or her willingness to serve, if elected. However, if any or all of the nominees should be unable or unwilling to serve, the proxies may be voted for a substitute nominee designated by our board of directors, or our board of directors may reduce the number of directors.
Board Recommendation
      The board of directors recommends a vote “FOR” the election of each of these Class I director nominees.
      The following paragraphs provide information as of the date of this proxy statement about each member of our board of directors, including the nominees for Class I directors. The information presented includes information about each director, including his or her age, all positions and offices he or she holds with us, his or her length of service as a director, his or her principal occupation and employment for the past five years, and the names of other publicly-held companies of which he or she serves as a director. Information about the number of shares of common stock beneficially owned by each director, our named executive officers and all directors and executive officers as a group, as of April 14, 2005, appears under the heading “Stock Ownership Information.”
      No director or executive officer is related by blood, marriage or adoption to any other director or executive officer. No arrangements or understandings exist between any director or person nominated for election as a director and any other person pursuant to which such person is to be selected as a director or nominee for election as a director.
Class I Director Nominees (Terms to Expire at the 2008 Annual Meeting)

Christopher Walsh, Ph.D., age 61, became a director in 2001.
      Christopher Walsh, Ph.D. has served as a member of our board of directors since July 2001. From June 1987 to the present, Dr. Walsh has served as the Hamilton Kuhn Professor of Biological Chemistry

and Molecular Pharmacology at Harvard Medical School, where he also served as Chair, Biological Chemistry & Molecular Pharmacology. Dr. Walsh holds a B.A. in Biology from Harvard College and a Ph.D. in Life Sciences from Rockefeller University. Dr. Walsh currently serves on the board of directors of two publicly-held biotechnology companies, Kosan Biosciences, Inc. and Vicuron Pharmaceuticals Inc.
     H. Shaw Warren, M.D., age 53, became a director in 2000.
      H. Shaw Warren, M.D., has served as a member of our board of directors since July 2000. From July 2000 to July 2001, Dr. Warren served as chairman of our board of directors. From 1987 to the present, Dr. Warren has served as a pediatrician at Massachusetts General Hospital, and from 2000 to the present, Dr. Warren has served as a physician at the Massachusetts General Hospital. From 1993 to the present, Dr. Warren has served as Associate Professor of Pediatrics at Harvard Medical School. Dr. Warren holds a B.S. in Biology from Harvard College and an M.D. from Harvard Medical School.

Robert H. Zeiger, age 61, became a director in 2004.
      Robert H. Zeiger has served as a member of our board of directors since October 2004 and as our lead independent director since February 2005. From October 2000 to the present, Mr. Zeiger has served as a marketing consultant for a number of privately-held pharmaceutical companies. From May 1995 to October 2000, Mr. Zeiger served in a variety of positions for Viragen, Inc., a biopharmaceutical company. Mr. Zeiger served as Chief Executive Officer and Chief Operating Officer of Viragen from May 1995 to September 1998 and Vice Chairman of the Board of Directors from October 1998 to October 2000. From 1985 to 1994, Mr. Zeiger served in a variety of positions for Glaxo, Inc., a pharmaceutical company, including Vice President and General Manager of Glaxo Dermatology, Allen & Hanbury and Glaxo Pharmaceuticals. From 1979 to 1985, Mr. Zeiger served as Vice President of Marketing and Sales of Stiefel Laboratories, an international dermatology company. From 1971 to 1979, Mr. Zeiger served as National Sales Manager for Knoll Pharmaceutical, a pharmaceutical company. Mr. Zeiger holds a B.S. in marketing from Loyola University.
Class II Directors (Terms to Expire at the 2006 Annual Meeting)

Richard Dugan, age 63, became a director in 2004.
      Richard Dugan has served as a member of our board of directors since April 2004. From 1976 to September 2002, Mr. Dugan was a partner with Ernst & Young, LLP, where he served in a variety of managing and senior partner positions, including Mid-Atlantic Area Senior Partner from 2001 to 2002, Mid-Atlantic Area Managing Partner from 1989 to 2001 and Pittsburgh Office Managing Partner from 1981 to 1989. Mr. Dugan retired from Ernst & Young LLP in September 2002. Mr. Dugan currently serves on the board of directors of Advancis Pharmaceutical Corporation, a publicly-held pharmaceutical company. Mr. Dugan holds a B.S. in Business Administration from Pennsylvania State University.

Christopher Mirabelli, Ph.D., age 50, became a director in 2001.
      Christopher Mirabelli, Ph.D. has served as a member of our board of directors since July 2001. From July 2001 to August 2002, Dr. Mirabelli served as our acting non-employee president. From August 2000 to the present, Dr. Mirabelli has served as a general partner of HealthCare Partners VI, L.P., which is the general partner of HealthCare Ventures VI, L.P., a venture capital firm. From December 1999 to July 2000, Dr. Mirabelli served as President of Pharmaceutical Research and Development and a member of the board of directors of Millennium Pharmaceuticals, Inc., a biopharmaceutical company. From July 1993 to December 1999, Dr. Mirabelli served as Chairman of the Board, President and Chief Executive Officer of LeukoSite, Inc., a biotechnology company. In 1988, Dr. Mirabelli was a founder of Isis Pharmaceuticals, Inc., where he served until July 1993 in several positions, including Executive Vice President. Dr. Mirabelli holds a B.S. in Biology from SUNY-Fredonia and a Ph.D. in Molecular Pharmacology from Baylor College of Medicine.

Class III Directors (Terms to Expire at the 2007 Annual Meeting)

Paul D. Rubin, M.D., age 51, became a director in 2002.
      Paul D. Rubin, M.D. has served as our President and Chief Executive Officer since August 2002 and as a member of our board of directors since October 2002. From April 1996 to August 2002, Dr. Rubin served as Executive Vice President of Research and Development for Sepracor, Inc., a pharmaceutical company. From July 1993 to March 1996, Dr. Rubin served as Vice President and Worldwide Director Early Clinical Development and Clinical Pharmacology for GlaxoWellcome, Inc., a pharmaceutical company. From June 1987 to June 1993, Dr. Rubin served as Vice President of Immunology and Endocrine Development for Abbott Laboratories, a health care company. Dr. Rubin holds a B.S. in Biology from Occidental College and an M.D. from Rush Medical College.

Nicholas Galakatos, Ph.D., age 47, became a director in 2001.
      Nicholas Galakatos, Ph.D. has served as a member of our board of directors since July 2001. Since January 2000, Dr. Galakatos has served as a general partner of MPM Capital, LP, a venture capital firm. From 1997 to January 2000, Dr. Galakatos served as Vice President, New Businesses, for Millennium Pharmaceuticals, Inc. From 1993 to 1997, Dr. Galakatos was an associate at Venrock Associates, a venture capital firm. Prior to that time, Dr. Galakatos was Head, Molecular Biology Research for Novartis AG (formerly Ciba), a pharmaceutical company. He holds a B.S. in Chemistry from Reed College and a Ph.D. in Organic Chemistry from the Massachusetts Institute of Technology and performed postdoctoral studies at Harvard Medical School.

Jean George, age 47, became a director in 2003.
      Jean George has served as a member of our board of directors since October 2003. From January 2004 to the present, Ms. George has served as a general partner, and from February 2002 to December 2003, she served as a partner, with Advanced Technology Ventures, a venture capital firm. From September 1998 to January 2002, Ms. George served as a Director for BancBoston Ventures, a venture capital firm. From 1988 to July 1998, Ms. George served in a variety of roles, including most recently as Vice President of Sales and Marketing, at Genzyme Corporation, a biotechnology company. Ms. George holds a B.S. in Biology from the University of Maine and an M.B.A. from Simmons College Graduate School of Management.
CORPORATE GOVERNANCE
General
      We believe that good corporate governance is important to ensure that Critical Therapeutics, Inc. is managed for the long-term benefit of our stockholders. This section describes key corporate governance practices that we have adopted.
Board Determination of Independence
      Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that none of Drs. Galakatos, Mirabelli and Walsh, Ms. George and Messrs. Dugan and Zeiger has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and therefore, that each of these directors is an “independent director” as defined under Nasdaq Rule 4200(a)(15).

Board of Directors Meetings and Attendance
      The board of directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The primary responsibility of our board of directors is to oversee the management of our company and, in doing so, serve the best interests of the company and our stockholders. The board of directors selects, evaluates and provides for the succession of executive officers and, subject to stockholder election, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. Our board of directors also participates in decisions that have a potential major economic impact on our company. Management keeps the directors informed of company activity through regular communication, including written reports and presentations at board of directors and committee meetings.
      Our board of directors met ten times during the fiscal year ended December 31, 2004, either in person or by teleconference. During 2004, each of our directors attended at least 75% of the aggregate of the total number of board meetings held during the period each has been a director and the total number of meetings held by all committees on which each director then served.
      We have no formal policy regarding director attendance at the annual meeting of stockholders, although all directors are expected to attend the annual meeting of stockholders if they are able to do so. We completed our initial public offering in June 2004, and thus the 2005 annual meeting of stockholders will be the first stockholders meeting held by us as a public company.
Lead Independent Director
      On February 16, 2005, a majority of the independent directors of our board of directors appointed a lead independent director who consults with our Chief Executive Officer and the Nominating and Corporate Governance Committee on matters relating to corporate governance and the performance of our board of directors. The lead independent director provides assistance to the Chief Executive Officer and Corporate Secretary in planning board agendas, acts as the leader of the independent directors and acts as the chair of the independent directors in meetings of the independent directors. Mr. Zeiger is currently serving as our lead independent director.
Board Committees
      Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. The members of each committee are appointed by our board of directors, upon recommendation of the nominating and corporate governance committee, and serve one-year terms. Each of these committees operates under a charter that has been approved by the board of directors. We have posted current copies of each committee’s charter on the Corporate Governance section of our website, which can be found at www.crtx.com. In addition, a copy of the Audit Committee charter, as in effect on the date of this proxy statement, is attached as Appendix A.
      The board of directors has determined that all of the members of each of the board’s three standing committees are independent as defined under Nasdaq rules, and, in the case of all members of the Audit Committee, that they meet the additional independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934.

Audit Committee
      The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent auditor;

•	overseeing the work of our independent auditor, including through the receipt and consideration of certain reports from independent auditors;

•	reviewing and discussing with management and the independent auditors our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	establishing policies regarding hiring employees from the independent auditor and procedures for the receipt and retention of accounting-related complaints and concerns;

•	meeting independently with our independent auditors and management to discuss our financial statements, and other financial reporting and audit matters; and

•	preparing the audit committee report required by Securities and Exchange Commission rules (which is included on page 12 of this proxy statement).
      The members of the Audit Committee are Mr. Dugan, Ms. George and Dr. Walsh. Mr. Dugan serves as chair of the Audit Committee. The board of directors has determined that Mr. Dugan is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. The Audit Committee met five times in 2004.

Compensation Committee
      The Compensation Committee’s responsibilities include:

•	reviewing and recommending approval of the compensation of our executive officers;

•	overseeing the evaluation of our senior executives;

•	reviewing and making recommendations to the board of directors regarding incentive compensation and equity-based plans;

•	administering our stock incentive plans; and

•	reviewing and making recommendations to the board of directors regarding director compensation.
      The members of the Compensation Committee are Dr. Galakatos, Ms. George and Dr. Mirabelli. Dr. Galakatos serves as chair of the Compensation Committee. The Compensation Committee met five times during 2004.

Nominating and Corporate Governance Committee
      The Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become board members;

•	recommending to the board the persons to be nominated for election as directors and to each of the board’s committees;

•	reviewing and making recommendations to the board with respect to management succession planning;

•	developing and recommending to the board corporate governance principles; and

•	overseeing an annual evaluation of the board.
      The members of the Nominating and Corporate Governance Committee are Dr. Mirabelli, Dr. Galakatos and Ms. George. Dr. Mirabelli serves as chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee met once in 2004.
Director Candidates
      The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the board.
      In considering whether to recommend any particular candidate for inclusion in the board’s slate of recommended director nominees, the Nominating and Corporate Governance Committee applies certain criteria, including the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our board to fulfill its responsibilities.
      Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Critical Therapeutics, Inc., 60 Westview Street, Lexington, Massachusetts 02421. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. Stockholders also have the right under our by-laws to directly nominate director candidates, without any action or recommendation on the part of the Committee or the board, by following the procedures set forth under the heading “Stockholder Proposals.”
      At the annual meeting, stockholders will be asked to consider the election of Robert Zeiger, who has been nominated for election as a director for the first time. During 2004, Mr. Zeiger was appointed by the board as a new director. Mr. Zeiger was originally proposed as a director candidate to the Nominating and Corporate Governance Committee by Dr. Rubin, our President and Chief Executive Officer and a member of our board of directors.
Communicating with the Independent Directors
      The board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The lead independent director, or otherwise the chairman of the Nominating and Corporate Governance Committee, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.
      Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the lead independent director, or otherwise the chairman of the Nominating and Corporate Governance Committee, considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.
      Stockholders who wish to send communications on any topic to the board should address such communications to the Board of Directors, c/o Corporate Secretary, Critical Therapeutics, Inc., 60 Westview Street, Lexington, Massachusetts 02421. You should indicate on your correspondence that you are a Critical Therapeutics stockholder.
      Anyone may express concerns regarding questionable accounting or auditing matters or complaints regarding accounting, internal accounting controls or auditing matters to the Audit Committee by calling the voicemail box at 800-799-6158. Messages to the Audit Committee will be received by the chair of the Audit Committee and our Corporate Secretary. You may report your concern anonymously or confidentially.

Report of the Audit Committee
      The Audit Committee has reviewed our audited financial statements for the fiscal year ended December 31, 2004 and has discussed these financial statements with our management and our independent auditors. Our management is responsible for the preparation of our financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. Our independent auditors are responsible for conducting an independent audit of our annual financial statements in accordance with auditing standards generally accepted in the United States and issuing a report on the results of their audit. The Audit Committee is responsible for providing independent, objective oversight of these processes.
      The Audit Committee has also received from, and discussed with, our independent auditors various communications that our independent auditors are required to provide to the Audit Committee, including the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees), which we refer to as SAS 61. SAS 61 (as codified in AU Section 380 of the Codification of Statements on Auditing Standards) requires our independent auditors to discuss with the Audit Committee, among other things, the following:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements with management regarding financial accounting and reporting matters and audit procedures.
      Our independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit Committee has discussed with the independent auditors their independence from our company.
      Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the board of directors that the audited financial statements be included in Critical Therapeutics’ Annual Report on Form 10-K for the year ended December 31, 2004.

By the Audit Committee of the Board of
Directors of Critical Therapeutics, Inc.

Richard W. Dugan, Chair
Jean George
Christopher Walsh, Ph.D.

Independent Auditor’s Fees
      The following table summarizes the fees of Deloitte & Touche LLP, our independent auditor, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two years for other services:

Fee Category	2004	2003

Audit Fees(1)	$113,245	$116,000
Audit-Related Fees(2)	551,510	10,000
Tax Fees(3)	34,265	8,980
All Other Fees(4)	—	—

Total Fees	$699,020	$134,980

(1)	Audit fees consist of fees related to professional services rendered in connection with the audit of our consolidated financial statements, the reviews of the interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” These services related to the registration statement on Form S-1 for our initial public offering on May 27, 2004 and the registration statement on Form S-8 dated September 30, 2004 for shares available for issuance under our equity compensation plans.

(3)	Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to the preparation of federal and state tax returns and quarterly estimated tax payments, represented $30,965 and $5,000 of the total tax fees in 2004 and 2003, respectively. Tax advice and tax planning services relate to miscellaneous items, such as consultations regarding foreign value added tax filing requirements of $1,000 in 2004 and educational seminars for our employees regarding taxation of stock options of $2,300 in 2004 and $3,980 in 2003.

(4)	No fees for other services were incurred in 2004 or 2003.
Pre-Approval Policy and Procedures
      The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent auditor. This policy generally provides that we will not engage our independent auditor to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.
      From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent auditor during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.
      The Audit Committee has also delegated to the chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to us by our independent auditor. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported at the next meeting of the Audit Committee.
Compensation of Directors
      Since the completion of our initial public offering on June 2, 2004, each non-employee member of our board of directors is eligible to receive the following fees:

•	$3,000 for each meeting of the board, up to a maximum of five in any calendar year, that the director attends in person;

•	$1,500 for each meeting of any committee of the board on which the director serves that the director attends in person; and

•	$1,000 for each meeting of the board or any committee of the board on which the director serves that the director attends by teleconference.
      The chair of our Audit Committee receives an annual fee of $2,500, the chair of our Compensation Committee receives an annual fee of $1,500, the chair of our Nomination and Corporate Governance Committee receives an annual fee of $1,500 and the lead independent director receives an annual fee of $5,000. We reimburse each non-employee director for reasonable travel and other expenses incurred in connection with attending meetings of the board of directors and its committees.
      In 2004, we paid board of director annual and meeting fees to current non-employee directors for service on our board of directors and committees of the board as follows: Mr. Dugan, $23,000; Dr. Galakatos, $19,500; Dr. Walsh, $18,000; Dr. Warren, $15,000 and Mr. Zeiger, $7,000.
      Each non-employee director also receives an option to purchase up to 25,000 shares of our common stock upon his or her initial election to our board of directors and an option to purchase up to 15,000 shares of our common stock at the first annual meeting following the completion of one year’s membership on the board and at each year’s annual meeting after which he or she continues to serve as a director. The shares subject to these options become exercisable in 36 equal monthly installments beginning one month from the date of grant. Our directors are eligible to participate in our 2004 Stock Incentive Plan, and were eligible to participate in our 2003 Stock Incentive Plan and our 2000 Equity Incentive Plan while these plans were operative.
      Under our 2004 Stock Incentive Plan, we granted the following stock options to current non-employee directors in 2004 as follows:

•	an option to purchase 25,000 shares of our common stock at an exercise price of $7.00 per share granted to Mr. Dugan on June 16, 2004;

•	an option to purchase 15,000 shares of our common stock at an exercise price of $6.90 per share granted to Dr. Walsh on June 23, 2004; and

•	an option to purchase 25,000 shares of our common stock at an exercise price of $6.50 per share granted to Mr. Zeiger on October 13, 2004.
      These options vest and become exercisable in 36 equal monthly installments beginning one month from the date of grant.
Certain Relationships and Related Transactions

Issuance of Series B Convertible Preferred Stock
      In October 2003, we issued and sold an aggregate of 20,055,167 shares of our series B convertible preferred stock at a purchase price of $1.40 per share, resulting in aggregate gross cash proceeds of approximately $28.1 million. Under the series B preferred stock purchase agreement, the series B purchasers agreed to purchase a fixed number of shares of the series B convertible preferred stock at the same price per share in a second tranche to be held under specified circumstances. Pursuant to this obligation, in March 2004, we issued and sold 20,055,160 shares of our series B convertible preferred stock at the same price resulting in additional aggregate gross cash proceeds of $28.1 million. All shares of our series B convertible preferred stock automatically converted into 10,696,074 shares of our common stock upon completion of our initial public offering in June 2004. Of the shares of series B convertible preferred stock we sold, we issued and sold an aggregate of 37,966,284 shares to the following directors, officers, 5% stockholders and affiliates of our directors, officers and 5% stockholders:

	Shares of Series B
	Convertible	Aggregate
Purchaser(1)	Preferred Stock	Consideration Paid

MedImmune Ventures, Inc.(2)	10,714,286	$15,000,000
Funds managed by Advanced Technology Ventures(3)	7,142,856	9,999,998
HealthCare Ventures VI, L.P.(4)	5,500,000	7,700,000
Funds managed by MPM Asset Management LLC(5)	5,500,000	7,700,000
Johnson & Johnson Development Corporation	5,357,143	7,500,000
Funds managed by OBP Management IV L.P.(6)	3,642,857	5,100,000
Paul D. Rubin, M.D.	57,142	79,999
Walter Newman, Ph.D.	40,000	56,000
Trevor Phillips, Ph.D.	12,000	16,800

Total	37,966,284	$53,152,797

(1)	See “Stock Ownership Information” for more detail on shares held by certain of these purchasers.

(2)	MedImmune Ventures is affiliated with MedImmune, Inc. We have entered into an exclusive license and collaboration agreement with MedImmune, Inc.

(3)	Consists of 5,726,627 shares sold to Advanced Technology Ventures VII, L.P., 229,806 shares sold to Advanced Technology Ventures VII (B), L.P., 110,460 shares sold to Advanced Technology Ventures VII (C), L.P., 34,127 shares sold to ATV Entrepreneurs VII, L.P., 21,428 shares sold to ATV Alliance 2003, L.P., 959,184 shares sold to Advanced Technology Ventures VI, L.P. and 61,224 shares sold to ATV Entrepreneurs VI, L.P. Ms. George, a member of our board of directors, is a General Partner of Advanced Technology Ventures, which is affiliated with each of the funds managed by Advanced Technology Ventures.

(4)	Dr. Mirabelli, a member of our board of directors, is a General Partner of HealthCare Partners VI, L.P., the general partner of HealthCare Ventures VI, L.P.

(5)	Consists of 409,200 shares sold to MPM BioVentures II, L.P., 3,708,100 shares sold to MPM BioVentures II-QP, L.P., 1,305,700 shares sold to MPM BioVentures GmbH & Co. Parallel-Beteiligungs KG and 77,000 shares sold to MPM Asset Management Investors 2001 LLC. Dr. Galakatos, a member of our board of directors, is a General Partner of MPM Capital, LP, which is affiliated with each of the funds managed by MPM Asset Management, LLC.

(6)	Consists of 3,606,670 shares sold to Oxford Bioscience Partners IV L.P. and 36,187 shares sold to mRNA Fund II LP. At the time of the issuances in October 2003 and March 2004, these funds were the beneficial owners of more than 5% of our common stock. However, following the completion of our initial public offering, these funds are no longer beneficial holders of 5% or more of our common stock.
     Registration Rights
      As of April 14, 2005, the holders of 17,020,116 shares of our common stock and the holders of options to purchase 1,887,640 shares of our common stock are entitled to cause us to register their shares, or participate in a registration of shares by us, under the Securities Act of 1933, as amended, under specified circumstances.
      Holders of at least 35% of the shares of our common stock having registration rights may demand that we register all or a portion of their common stock. Holders having registration rights may demand registration of their shares of common stock so long as the then current aggregate market value of that common stock so requested to be registered is at least $5,000,000. Until we are entitled to register our shares on Form S-3, a short form registration statement, we are required to effect only two of these demand registrations. However, if at any time we become eligible to file a registration statement on Form S-3 (or any successor form), holders of registration rights may make unlimited requests to effect a registration on such forms of their common stock having an aggregate market value of at least $1,000,000.
      In addition, if we register any shares of common stock, either for our own account or for the account of other security holders, the holders of registration rights are entitled to notice of the registration and to include all or a portion of their common stock in the registration.
      A holder’s right to demand or include shares in a registration is subject to the right of the underwriters of the offering to limit the number of shares included in that offering. We will pay all fees, costs and expenses of any demand registrations and registrations on Form S-3, and the holders of the securities being registered will pay all selling expenses.
      These rights are provided under the terms of an investor rights agreement among us and these holders. These holders include the following directors, officers and holders of more than 5% of our voting securities and the affiliates of our directors, officers and 5% stockholders:

Number of
Name of Holder	Registrable Shares

Funds managed by MPM Asset Management LLC(1)	4,298,430
HealthCare Ventures VI, L.P.(2)	4,058,432
MedImmune Ventures, Inc.	2,857,142
Johnson & Johnson Development Corporation	2,104,704
Funds managed by Advanced Technology Ventures(3)	1,904,759
Funds managed by OBP Management IV L.P.(4)	971,427
Paul Rubin, M.D.(5)	1,240,837
Walter Newman, Ph.D.(6)	410,721
Trevor Phillips, Ph.D.(7)	431,792

Total	18,278,244

(1)	Dr. Galakatos, a member of our board of directors, is a General Partner of MPM Capital, LP, which is affiliated with each of the funds managed by MPM Asset Management LLC.

(2)	Dr. Mirabelli, a member of our board of directors, is a General Partner of HealthCare Partners VI, L.P., the general partner of HealthCare Ventures VI, L.P.

(3)	Ms. George, a member of our board of directors, is a General Partner of Advanced Technology Ventures, which is affiliated with each of the funds managed by Advanced Technology Ventures.

(4)	These funds are no longer beneficial owners of 5% of our common stock, though they did at the time of the transactions in question.

(5)	Dr. Rubin, a member of our board of directors, is also our President and Chief Executive Officer. Includes 1,083,603 shares of common stock issuable to Dr. Rubin upon exercise of stock options. Also includes 6,666 shares of common stock held by Dr. Rubin’s daughter.

(6)	Dr. Newman is our Chief Scientific Officer and Senior Vice President of Research and Discovery. Includes 397,389 shares of common stock issuable to Dr. Newman upon exercise of stock options.

(7)	Dr. Phillips is our Chief Operating Officer and Senior Vice President of Operations. Includes 406,648 shares of common stock issuable to Dr. Phillips upon exercise of stock options.
     Stock Options Granted to Directors and Officers
      For information regarding stock options and stock awards granted to our directors and named executive officers in 2004, see “Corporate Governance — Compensation of Directors” and “Information About Executive Compensation — Option Grants in Last Fiscal Year.”

     Employment Agreements
      We have entered into employment agreements with our executive officers. For a detailed description of those agreements, see “Information About Executive Compensation — Employment Agreements.”
     Loans to Executive Officers
      In March 2004, pursuant to a vote of our board of directors, we forgave in full all outstanding principal and accrued interest on loans that we had made previously to each of Drs. Rubin, Phillips and Newman, to the extent not previously repaid, upon the initial filing with the Securities and Exchange Commission of our registration statement for our initial public offering. We made our initial filing of our registration statement on March 19, 2004.
      We forgave $157,000 of principal and accrued interest outstanding under a loan we made to Dr. Rubin in October 2002. We had loaned $290,000 to Dr. Rubin to finance his purchase of 290,000 shares of our series A convertible preferred stock at an annual interest rate equal to 6%. The loan was secured by the purchased shares.
      We forgave $50,000 of principal outstanding under a loan we made to Dr. Phillips in October 2002. We had loaned $60,000 to Dr. Phillips to finance relocation expenses on an interest-free basis. In October 2003, we forgave $10,000 of the principal of this loan pursuant to the original terms of the loan.
      We forgave $44,000 of principal and accrued interest outstanding under a loan we made to Dr. Newman in May 2002. We had loaned $39,500 to Dr. Newman to finance his purchase of shares of our common stock, at an annual interest rate of 6%. The loan was secured by the purchased shares.
      In addition, in November 2004, our independent directors approved a one-time payment to each of Drs. Rubin, Phillips and Newman in the amounts of $110,000, $35,000 and $29,000, respectively, to gross-up, for federal income taxes, state income taxes and Medicare withholding, the amount of outstanding principal and accrued interest on the loans that was forgiven by us in March 2004.
     Agreements with MedImmune
      In July 2003, we entered into an exclusive license and collaboration agreement with MedImmune, Inc. to jointly develop products directed towards HMGB1, or high mobility group box protein 1. Under the terms of the agreement, we granted MedImmune an exclusive worldwide license, under patent rights and know-how controlled by us, to make, use and sell products, including small molecules and antibodies, that bind to, inhibit or inactivate HMGB1 and are used in the treatment or prevention, but not the diagnosis, of diseases, disorders and medical conditions.
      Under the collaboration, MedImmune paid us initial fees of $12.5 million and an additional $1.5 million during 2004 to fund research expenses incurred by us for the HMGB1 program. We may also receive under the collaboration research and development payments from MedImmune, including a minimum of $3.0 million of research and development payments for the first three years of the agreement, of which $1.5 million has been received through December 31, 2004. In addition, we may also receive under the collaboration, subject to the terms and conditions of the agreement, other payments upon the achievement of research, development and commercialization milestones up to a maximum of $124.0 million, after taking into account payments that we are obligated to make to North Shore-Long Island Jewish Research Institute on milestone payments we receive from MedImmune. MedImmune also has agreed to pay royalties to us based upon net sales by MedImmune of licensed products resulting from the collaboration. MedImmune’s obligation to pay us royalties continues on a product-by-product and country-by-country basis until the later of ten years from the first commercial sale of a licensed product in each country and the expiration of the patent rights covering the product in that country. We are obligated to pay a portion of any milestone payments or royalties we receive from MedImmune to North Shore, which initially licensed to us patent rights and know-how related to HMGB1.

      We have agreed to work exclusively with MedImmune in the research and development of HMGB1-inhibiting products. Under the terms of the agreement, MedImmune’s license to commercialize HMGB1-inhibiting products generally excludes us from manufacturing, promoting or selling the licensed products. However, we have the option to co-promote in the United States the first product for the first indication approved in the United States, for which we must pay a portion of the ongoing development costs and will receive a proportion of the profits in lieu of royalties that would otherwise be owed to us.
      MedImmune has the right to terminate the agreement at any time upon six months written notice. Each party has the right to terminate the agreement upon the occurrence of a material uncured breach by the other party. Under specified conditions, we or MedImmune may have certain payment or royalty obligations after the termination of the agreement.
      In connection with the license and collaboration agreement, MedImmune Ventures, Inc., an affiliate of MedImmune, purchased an aggregate of 10,714,286 shares of our series B convertible preferred stock in October 2003 and March 2004 at a purchase price of $1.40 per share. All of these shares converted into 2,857,142 shares of our common stock upon completion of our initial public offering. For more information regarding MedImmune’s stock ownership, please see “Stock Ownership Information.”
     Transaction with Founding Director
      In January 2001, we entered into a consulting agreement with Dr. Warren, one of our co-founders and a current member of our board of directors. This agreement will terminate on January 31, 2007. Under this agreement, Dr. Warren provides consulting services relating to our research and development activities. In 2004, we paid Dr. Warren $82,000 for these services. We are obligated to pay Dr. Warren the following consulting fees for the remainder of the term of the consulting agreement, in addition to any out-of-pocket expenses incurred by him in performing services thereunder:

•	$84,000 in 2005;

•	$87,000 in 2006; and

•	$7,000 in 2007.

INFORMATION ABOUT EXECUTIVE COMPENSATION
Executive Compensation
      The table below sets forth the total compensation paid or accrued for the fiscal years ended December 31, 2004 and 2003 to our chief executive officer and each of our four other most highly compensated executive officers who were serving as executive officers on December 31, 2004. We refer to these officers as our named executive officers.
Summary Compensation Table

							Long-Term
							Compensation
							Awards

		Annual Compensation					Number of
							Securities
	Fiscal				Other Annual		Underlying	All Other
Name and Principal Position	Year	Salary		Bonus	Compensation		Options	Compensation

Paul D. Rubin, M.D.	2004	$318,725		$90,000	$267,409	(1)	325,000	$1,000	(2)
President and	2003	305,000		101,667	1,645	(3)	502,842	—
Chief Executive Officer
Trevor Phillips, Ph.D.	2004	229,900		41,400	88,139	(4)	225,000	1,000	(2)
Chief Operating Officer and	2003	186,444		44,000	10,000	(5)	176,926	—
Senior Vice President of
Operations
Walter Newman, Ph.D.	2004	246,672		44,400	73,077	(6)	200,000	1,000	(2)
Chief Scientific Officer and	2003	236,050		47,210	—		197,389	—
Senior Vice President of
Research and Discovery
Frederick Finnegan	2004	223,300		40,200	—		125,000	1,000	(2)
Senior Vice President of	2003	69,167	(7)	14,667	30,000	(8)	91,616	—
Sales and Marketing
Frank E. Thomas	2004	147,405	(9)	29,000	91,381	(10)	338,333	1,000	(2)
Chief Financial Officer,
Senior Vice President of Finance
and Treasurer

(1)	Amount represents forgiveness of the principal amount and accrued interest on a loan made to Dr. Rubin and a gross up payment for tax liabilities incurred in respect of such loan forgiveness.

(2)	Represents matching 401(k) contributions made by us on behalf of the named executive officer.

(3)	Amount represents forgiveness of accrued interest on a loan repaid by Dr. Rubin.

(4)	Amount represents forgiveness of the principal amount of a loan made to Dr. Phillips and a gross up payment for tax liabilities incurred in respect of such loan forgiveness.

(5)	Amount represents forgiveness of $10,000 of the principal amount of a loan made to Dr. Phillips.

(6)	Amount represents forgiveness of the principal amount and accrued interest on a loan made to Dr. Newman and a gross up payment for tax liabilities incurred in respect of such loan forgiveness.

(7)	Mr. Finnegan joined our company as an executive officer in September 2003. Mr. Finnegan’s salary for 2003 on an annualized basis was $220,000.

(8)	Amount represents a bonus paid to Mr. Finnegan upon his joining the Company.

(9)	Mr. Thomas joined our company as an executive officer in April 2004. Therefore, no disclosure is provided for 2003. Mr. Thomas’ salary for 2004 on an annualized basis was $215,000.

(10)	Amount represents reimbursement for relocation expenses including a gross-up payment for tax liabilities in respect of non-deductible moving expenses.

Option Grants in Last Fiscal Year
      The following table sets forth information regarding grants of stock options to purchase shares of our common stock made to our named executive officers during the fiscal year ended December 31, 2004.
Option Grants in Last Fiscal Year

	Individual Grants
						Potential Realizable Value
	Number of		Percent of			at Assumed Annual Rates of
	Securities		Total Options			Stock Price Appreciation for
	Underlying		Granted to	Exercise		Option Term(1)
	Options		Employees in	Price per	Expiration
Name	Granted		Fiscal Year	Share	Date	5%	10%

Paul D. Rubin, M.D.	325,000	(2)	11.65%	$5.99	9/7/2014	$1,223,887	$3,101,300
Trevor Phillips, Ph.D.	225,000	(2)	8.06%	5.99	9/7/2014	847,299	2,147,054
Walter Newman, Ph.D.	200,000	(2)	7.17%	5.99	9/7/2014	735,155	1,908,492
Frederick Finnegan	125,000	(2)	4.48%	5.99	9/7/2014	470,722	1,192,808
Frank E. Thomas	213,333	(3)	7.65%	5.63	4/25/2014	755,343	1,914,188
	125,000	(2)	4.48%	5.99	9/7/2014	470,722	1,192,808

(1)	The potential realizable values set forth in these columns are calculated based on the term of the option at the time of grant. These values are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date of grant until the expiration date, net of exercise price. Annual stock price appreciation of 5% and 10% is assumed pursuant to the rules and regulations of the Securities and Exchange Commission and does not represent our estimate or prediction of our future stock price performance. Actual gains, if any, on stock option exercises depend on the future performance of the common stock and the date on which the options are exercised.

(2)	These options vest as follows: 16.7% of the underlying shares options to become exercisable on September 8, 2005 and the remaining 83.3% in 60 equal monthly installments beginning one month thereafter; provided, however, 75% of the original number of shares become exercisable based upon the satisfaction of two corporate objectives as determined by the Compensation Committee of the board of directors.

(3)	These options vest as follows: 20,000 of the underlying shares on April 26, 2004, 45,333 on April 26, 2005, and the remainder in 36 equal monthly installments beginning one month thereafter.
Aggregated Option Exercises and Fiscal Year-End Option Value Table
      The following table sets forth information regarding the exercise of stock options during the fiscal year ended December 31, 2004 and stock options held as of December 31, 2004 by our named executive officers.
Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-The-Money Options at
	Shares		December 31, 2004		December 31, 2004 (2)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Paul D. Rubin, M.D.	106,665	$68,694	354,878	728,725	$2,563,758	$3,535,915
Trevor Phillips, Ph.D.	21,944	14,702	76,861	329,787	535,301	1,182,567
Walter Newman, Ph.D.	—	—	83,890	313,499	583,036	1,190,818
Frederick Finnegan	16,237	24,356	19,700	180,679	136,915	638,219
Frank E. Thomas	10,000	—	22,001	306,332	52,142	681,007

(1)	Value of unexercised in-the-money options is based on the difference between the closing sale price per share of our common stock on December 31, 2004, the last trading day of the fiscal year ended December 31, 2004 ($8.00), and the applicable option exercise price, multiplied by the number of shares subject to the option.
Employment Agreements
      On December 21, 2004, we entered into employment agreements with each of the following executive officers: Dr. Rubin, Dr. Newman, Dr. Phillips, Mr. Finnegan, Mr. Thomas and Scott B. Townsend, our Vice President of Legal Affairs and Secretary.
      Each employment agreement has an initial term of three years commencing on January 1, 2005 and will automatically extend for an additional one-year term after such time on each subsequent anniversary of the commencement date unless either we or the executive officer gives 90-days prior notice.
      The employment agreements initially set the annual base salaries for the executive officers as follows:

•	for Dr. Rubin, $333,100;

•	for Dr. Newman, $257,800;

•	for Dr. Phillips, $240,200;

•	for Mr. Finnegan, $233,300;

•	for Mr. Thomas, $222,300; and

•	for Mr. Townsend, $203,800.
      In addition, each executive officer is eligible for an annual maximum cash bonus of 25% of base salary, or 40% of base salary in the case of Dr. Rubin, and an annual equity award. The actual amount of any cash bonus or equity award will be determined by the Compensation Committee of our board of directors. The Compensation Committee may make actual cash bonus awards that may be greater or less than the annual maximum cash bonus based on overall corporate performance and individual performance. None of the executive officers is guaranteed either an annual cash bonus or an annual equity award.
      If we terminate the executive officer’s employment other than for “cause” or if the executive officer terminates his employment for “good reason,” in each case as those terms are defined in his employment agreement, then we are obligated to provide the following to the executive officer, provided he executes a release of Critical Therapeutics:

•	a lump sum payment equal to his annual base salary in effect at that time, or, in the case of Dr. Rubin, 1.25 times his annual base salary in effect at that time plus one-half of the highest annual bonus earned by Dr. Rubin during the three years preceding his termination;

•	monthly payments in the amount of 80% of the monthly COBRA premiums for continued health and dental coverage for the executive officer and his dependents and 100% of the amount of the monthly premiums paid by us for life insurance and disability insurance for the executive officer until the earlier of one year, or, in the case of Dr. Rubin, fifteen months, after termination or the last day of the first month when he is eligible for benefits through other employment;

•	a pro rata payment of his target cash bonus in effect in the year of termination; and

•	accelerated vesting of 50% of his outstanding unvested stock options and restricted stock.
      Immediately upon a “change of control” of Critical Therapeutics, as defined in his employment agreement, each executive officer is entitled to accelerated vesting of 50% of all his outstanding unvested stock options and restricted stock. In addition, if we terminate the executive officer’s employment other than for “cause” or if the executive officer terminates his employment for “good reason” during the period from three months before until one year after the occurrence of a change of control, then we are obligated to provide the following to the executive officer, provided he executes a release of Critical Therapeutics:

•	a lump sum payment equal to his annual base salary in effect at that time, or, in the case of Dr. Rubin, 1.25 times his annual base salary in effect at that time plus one-half of the highest annual bonus earned by Dr. Rubin during the three years preceding his termination;

•	monthly payments in the amount of 80% of the monthly COBRA premiums for continued health and dental coverage for the executive officer and his dependents and 100% of the amount of the monthly premiums paid by us for life insurance and disability insurance for the executive officer until the earlier of one year, or, in the case of Dr. Rubin, fifteen months, after termination or the last day of the first month when he is eligible for benefits through other employment;

•	a pro rata payment of his target cash bonus in effect in the year of termination;

•	accelerated vesting of 100% of his outstanding unvested stock options and restricted stock; and

•	up to three months of outplacement services.
      Upon voluntary resignation, each executive officer is entitled to a pro rata payment of his annual bonus from the previous year provided that the executive officer gives 90 days’ prior written notice of resignation and executes a release of Critical Therapeutics.
      Each executive officer has agreed not to compete with us during his employment with us and for a one-year period, or, in the case of Dr. Rubin, a fifteen-month period, after termination of employment by us for any reason at or after a “change of control” of Critical Therapeutics. Each executive officer has also agreed not to disclose any confidential information obtained during his employment.
Securities Authorized for Issuance Under Equity Compensation Plans
      The following table provides information as of December 31, 2004 about the securities authorized for issuance under our equity compensation plans, consisting of our 2004 Stock Incentive Plan, our 2003 Stock Incentive Plan and our 2000 Equity Incentive Plan. All of our equity compensation plans were adopted with the approval of our stockholders.
Equity Compensation Plan Information

Number of Securities
Remaining Available for
	Number of Securities to		Future Issuance Under
	Be Issued Upon	Weighted-Average	Equity Compensation
	Exercise of Outstanding	Exercise Price of	Plans (Excluding
	Options, Warrants	Outstanding Options,	Securities Reflected
	and Rights	Warrants and Rights	in Column (a))(1)
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by stockholders	4,500,270	$4.23	1,316,064
Equity compensation plans not approved by stockholders	—	—	—
Total:	4,500,270	$4.23	1,316,064

(1)	In addition to being available for future issuance upon exercise of options that may be granted after December 31, 2004, the shares may instead be issued in the form of restricted stock or other stock-based awards under the 2004 Plan.
Report of the Compensation Committee
      Our executive compensation program is administered by the Compensation Committee, which is currently composed of three independent, non-employee directors.

      Our executive compensation program is designed to attract, retain and reward executives who can help us achieve our business objectives and thereby maximize stockholder returns. The Compensation Committee recommends compensation policies for Dr. Rubin, our president and chief executive officer, and all other executive officers, which are then acted upon by all of the independent, non-employee members of our board of directors.
      This report is submitted by the Compensation Committee and addresses the compensation policies for the fiscal year ended December 31, 2004 as they affected Dr. Rubin, our president and chief executive officer, and our other executive officers.

Compensation Philosophy
      The objectives of the executive compensation program are to align the interests of management with the interests of stockholders through a system that relates compensation to the achievement of business objectives and individual performance. Our executive compensation philosophy is based on the following principles:
      Competitive and Fair Compensation. We are committed to providing an executive compensation program that helps us to attract, motivate and retain highly qualified and industrious executives. Our policy is to provide total compensation that is competitive for comparable work and comparable corporate performance. In addition to providing competitive compensation packages, we also seek to achieve a balance of the compensation paid to a particular individual and the compensation paid to our other executives and employees.
      To this end, we regularly compare our compensation packages with those of other companies in the biotechnology and pharmaceutical industry, through reviews of survey data and information gleaned from public disclosure filings of publicly traded companies. However, while compensation survey data are useful guides for comparative purposes, we believe that a successful compensation program also requires the application of judgment and subjective determinations of individual performance. Our review of this information and these factors forms the basis of our compensation recommendations.
      In addition, in late 2004, we engaged the services of a consultant specializing in the recruiting and compensation of senior executives to assist us in our review of our executive employment arrangements and in formulating recommendations regarding such arrangements for 2005. This consultant produced a report for us regarding executive employment arrangements at biotechnology and pharmaceutical companies comparable to ours, and we discussed the results of this report with the consultant in detail in arriving at our recommendations regarding the recent employment agreements entered into with our senior executives, which are described in more detail in the section of this proxy statement entitled “Information About Executive Compensation — Employment Agreements.” We believe this review also validated our conclusions regarding executive compensation for 2004, as described in more detail below.
      Sustained Performance. Executive officers are rewarded based upon an assessment of corporate, business group and individual performance. Corporate performance and business group performance are evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as achievement of operating budgets, establishment of strategic development alliances with third parties and timely development of new processes and product candidates. Individual performance is evaluated by reviewing attainment of specified individual objectives and the degree to which teamwork and our other values are fostered.
      Annual compensation for our executives generally consists of three elements: salary, bonus and stock awards, including options.
      Salary for our executives is generally set by reviewing compensation for comparable positions in the market and the historical compensation levels of our executives. Bonuses, as well as annual increases in salaries, are based on actual corporate and individual performance vis-à-vis targeted performance criteria and various subjective performance criteria. Targeted performance criteria vary for each executive based on his business group or area of responsibility, and may include:

•	achievement of the operating budget for Critical Therapeutics as a whole or of a business group of Critical Therapeutics,

•	continued innovation in development and commercialization of our technology,

•	timely development of new product candidates or processes,

•	development and implementation of successful marketing and commercialization strategies, and

•	implementation of financing strategies and establishment of strategic development alliances with third parties.
      Subjective performance criteria include an executive’s ability to motivate others, develop the skills necessary to grow as we mature as a company, recognize and pursue new business opportunities and initiate programs to enhance our growth and success. The Compensation Committee does not rely on a formula that assigns a pre-determined value to each of the criteria, but instead evaluates an executive officer’s contribution in light of all criteria. Based on our review of their performance and our recommendation to the independent members of the board of directors, cash bonuses totaling $260,000 were paid to our executive officers for the fiscal year ended December 31, 2004. In determining the amount of such bonuses, the Compensation Committee took into account forgiveness of indebtedness of Drs. Rubin, Newman and Phillips, and related payments in respect of taxes in connection with such forgiveness, as discussed in more detail in the footnotes to the “Summary Compensation Table” appearing elsewhere in this proxy statement.
      Compensation for executive officers also includes the long-term incentives afforded by stock options. Our stock option program is designed to align the long-term interests of our employees and our stockholders and assist in the retention of executives. The size of option grants is generally intended to reflect the executive’s position with us and his contributions to us, including his success in achieving the individual performance criteria described above. We generally grant options with annual vesting schedules over a four-year period to encourage key employees to continue their employment with us. However, in the case of option grants to executives who are expected to have a more direct impact upon the achievement of certain important corporate goals, such option grants may vest over a longer period, with an opportunity for accelerated vesting depending upon the achievement of those goals. For instance, while the option grants made to Mr. Thomas in April 2004 and Mr. Townsend in August 2004 both vest over the standard four-year period, we made option grants in September 2004 to Drs. Rubin, Newman and Phillips and Messrs. Thomas and Finnegan which vest over a six-year period, with accelerated vesting of up to 75% of the shares subject to such options occurring upon the achievement of two corporate objectives, as determined by our board of directors. During the fiscal year ended December 31, 2004, we granted stock options to purchase an aggregate of 1,288,333 shares of our common stock to executive officers at a weighted-average exercise price of $5.86 per share. All stock options granted to executive officers during the fiscal year ended December 31, 2004 were granted at an exercise price equal to the fair market value of our common stock on the date of grant.
      Based on our review of executive compensation practices at comparable companies and the other factors described above, we believe that the total compensation paid to each of our executive officers in respect of their services in 2004 was set at a level that was both reasonable and competitive with that of other senior executives of comparable companies in our industry.
      In March 2005, our board of directors approved, based on the recommendation of the Compensation Committee, company goals for 2005 for the purpose of bonus calculations at the end of the year for our executives. The company goals for 2005 include:

•	enhancing the commercial value of zileuton by making specified regulatory filings, launching ZYFLO® and achieving specified business development goals;

•	advancing our research and development pipeline by achieving specified preclinical and clinical development milestones and business development goals for our other product candidates;

•	maintaining our financial position by managing our cash balance; and

•	recruiting and retaining key employees to create an effective organization.

Compliance with Internal Revenue Code Section 162(m)
      Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a public company for compensation over $1 million paid to the company’s chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met.
      In general, we structure and administer our stock incentive plans in a manner intended to comply with the performance-based exception to Section 162(m) of the Internal Revenue Code. We cannot assure you that compensation attributable to awards granted under our stock incentive plans will be exempt from Section 162(m) as qualified performance-based compensation. In addition, the Compensation Committee has the authority to authorize compensation payments that may be subject to the limit where the Compensation Committee believes that such payments are appropriate and in the best interests of our company and our stockholders, after taking into consideration changing business conditions and the performance of our officers.

Dr. Rubin’s 2004 Compensation
      Dr. Rubin is eligible to participate in the same executive compensation plans available to our other executive officers.
      Dr. Rubin’s annual salary increased from $305,000 for the fiscal year ended December 31, 2003 to $318,725 for the fiscal year ended December 31, 2004. During 2004, Dr. Rubin was granted stock options to purchase an aggregate of 325,000 shares of our common stock at an exercise price of $5.99. Dr. Rubin also received a bonus of $90,000 in 2005 for his performance during the fiscal year ended December 31, 2004. In determining the amount of such bonus, the Compensation Committee took into account forgiveness of certain indebtedness of Dr. Rubin to the company, and related payments in respect of taxes in connection with such forgiveness, as discussed in more detail in the footnotes to the “Summary Compensation Table” appearing elsewhere in this proxy statement. Furthermore, in determining Dr. Rubin’s overall compensation, the Compensation Committee considered, among other things:

•	Dr. Rubin’s strong leadership in guiding Critical Therapeutics through its initial public offering,

•	Dr. Rubin’s position as a leading executive in the biopharmaceutical industry,

•	Critical Therapeutics’ performance over the past fiscal year relative to its peer companies,

•	Critical Therapeutics’ achievement of targeted goals for the development of its products,

•	an assessment of continuing progress of the company’s business plan, and

•	Dr. Rubin’s overall compensation package relative to that of other chief executives in our industry, including past option grants.

      The Compensation Committee believes that Dr. Rubin’s overall annual compensation, including the portion of his compensation based upon our stock option program, has been set at a level that is both reasonable and competitive with other chief executives of comparable companies in the industry.

By the Compensation Committee of the Board
of Directors of Critical Therapeutics, Inc.

Nicholas Galakatos, Ph.D., Chair
Jean George
Christopher Mirabelli, Ph.D.
Compensation Committee Interlocks and Insider Participation
      The members of the Compensation Committee during the fiscal year ended December 31, 2004 were Drs. Galakatos and Mirabelli and Ms. George. No member of the Compensation Committee was at any time during the fiscal year ended December 31, 2004, or formerly, an officer or employee of Critical Therapeutics or any subsidiary of Critical Therapeutics, except that Dr. Mirabelli served as our acting non-employee president from July 2001 to August 2002, nor has any member of the Compensation Committee had any relationship with Critical Therapeutics during the fiscal year ended December 31, 2004 requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934.
      None of our executive officers has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of the Compensation Committee of Critical Therapeutics.

COMPARATIVE STOCK PERFORMANCE GRAPH
      The comparative stock performance graph below compares the cumulative total stockholder return for our common stock with the cumulative total return of the NASDAQ Composite Index, the NASDAQ Biotechnology Index, which we refer to as the NASDAQ Biotech Index, and the American Stock Exchange Biotechnology Index, which we refer to as the AMEX Biotech Index. The comparison assumes the investment of $100.00 on May 27, 2004, the date our common stock was first publicly traded, in each of our common stock, the NASDAQ Composite Index, the NASDAQ Biotech Index and the AMEX Biotech Index and assumes the reinvestment of dividends.

	5/27/04	6/30/04	9/30/04	12/31/04

Critical Therapeutics, Inc.	$100.00	$100.00	$83.57	$114.29
NASDAQ Composite Index	100.00	103.30	95.82	110.06
NASDAQ Biotech Index	100.00	99.17	93.34	100.39
AMEX Biotech Index	100.00	101.39	101.84	105.72
PROPOSAL TWO — AMENDMENT OF 2004 STOCK INCENTIVE PLAN
      On February 16, 2005, our board of directors approved, subject to stockholder approval, an amendment to our 2004 Stock Incentive Plan to increase the number of shares of common stock authorized for issuance under the 2004 Plan. The amendment will increase the number of shares of common stock authorized for issuance by 860,000 shares.
      The board of directors wishes to provide for additional shares of common stock to be made available for the grant of options to attract and retain the best available personnel, provide additional incentive to our officers, employees, consultants and non-employee directors and promote the success of our business.
      Stockholders are asked to approve the amendment to qualify options for treatment as incentive stock options for purposes of Section 422 of the Internal Revenue Code, to qualify compensation under the 2004 Plan as performance-based for purposes of Section 162(m), and in order to satisfy Nasdaq guidelines relating to equity compensation. If stockholder approval is not received, the Compensation Committee will reconsider the amendment to the 2004 Plan and the present plan will remain in effect.
Board Recommendation
      The board of directors believes that the future success of Critical Therapeutics depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating our officers, employees, consultants and non-employee directors. Accordingly, the board of directors unanimously recommends a vote “FOR” the approval of the amendment of the Critical Therapeutics, Inc. 2004 Stock Incentive Plan.

Summary of the 2004 Plan Features
      The following is a brief summary of the 2004 Plan, as amended, and is qualified in its entirety by reference to the copy of the proposed amendment and the 2004 Plan attached to this proxy statement as Appendix B

Description of Awards
      The 2004 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue, nonstatutory stock options, restricted stock awards, and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights (collectively “Awards”).
      Incentive Stock Options and Nonstatutory Stock Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price less than the fair market value of the common stock on the date of grant. Options may not be granted for a term in excess of ten years. The 2004 Plan permits the Board to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a “cashless exercise” through a broker, by surrender to Critical Therapeutics of shares of common stock, by delivery of a promissory note, or by any other lawful means.
      Restricted Stock Awards. Restricted stock Awards entitle recipients to acquire shares of common stock, subject to our right to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.
      Other Stock-Based Awards. Under the 2004 Plan, the Board has the right to grant other Awards based upon the common stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into common stock and the grant of stock appreciation rights.
      Limitation on Shares Available for Awards. No more than 800,000 shares of our common stock, or such other number of shares as may be determined by a vote of our then non-employee directors, following a recommendation of the Compensation Committee or any other committee designated by the Board, may be issued pursuant to all Awards other than options or stock appreciation rights.
      Shares Available for Issuance under the 2004 Plan. Critical Therapeutics originally authorized 3,680,000 shares of common stock for issuance under the 2004 Plan, plus such additional number of shares as was equal to the number of shares of common stock reserved for issuance under our 2000 Equity Incentive Plan and 2003 Stock Incentive Plan as remained available for issuance immediately prior to the closing of our initial public offering. In addition, under the terms of the 2004 Plan, the number of shares of our common stock available for issuance under the 2004 Plan may be increased annually on the first day of each of our fiscal years beginning on January 1, 2005 and ending on January 1, 2014 by an amount determined by our board of directors prior to the first day of such fiscal year, by a vote of a majority of our non-employee directors following a recommendation by the Compensation Committee or other committee designated by our board of directors. Notwithstanding this provision of the 2004 Plan, the board of directors may not act to increase the number of shares available under the 2004 Plan by an amount which would exceed the lesser of 1,333,333 shares or 4% of the number of shares of our common stock that are outstanding on the first day of the fiscal year in question. Furthermore, any such increase, when taken together with any other increases proposed by the Board in the number of shares available for issuance under all other employee or director stock plans we maintain, may not result in the total number of shares then available for issuance under all employee and director stock plans exceeding 30% of the number of shares of our common stock that our outstanding on the first day of the fiscal year in question. The Board did not take any action to increase the number of shares available under the 2004 Plan pursuant to this provision prior to January 1, 2005 and therefore is seeking stockholder approval of the increase of 860,000 shares available for issuance under the 2004 Plan. If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by such Award will again be available for grant under the 2004 Plan.

Eligibility to Receive Awards
      Officers, employees, prospective employees, directors, consultants and advisors of Critical Therapeutics and its subsidiaries are eligible to be granted Awards under the 2004 Plan. Under present law, however, incentive stock options may only be granted to employees. The maximum number of shares with respect to which an Award may be granted to any participant under the 2004 Plan may not exceed 800,000 shares per calendar year.
      As of March 31, 2005, approximately 79 employees, including the Company’s six executive officers, and seven non-employee directors were eligible to receive Awards under the 2004 Plan. In 2004, we made option grants to our named executive officers under the 2004 Plan, and we expect that we will make additional option grants to them under the 2004 Plan in the future. Please see “Information About Executive Compensation — Option Grants in Last Fiscal Year.” However, the granting of Awards under the 2004 Plan is discretionary, and we cannot now determine the number or type of Awards to be granted in the future to any particular person or group.
      On April 14, 2005, the last reported sale price of our common stock on the Nasdaq National Market was $5.43.

Administration
      The 2004 Plan is administered by the Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2004 Plan and to interpret the provisions of the 2004 Plan. Pursuant to the terms of the 2004 Plan, the Board of Directors may delegate authority under the 2004 Plan to one or more committees of the Board, and subject to certain limitations, to one or more officers of the Critical Therapeutics. The Board has authorized the Compensation Committee to administer the 2004 Plan, including the granting of options to executive officers. Subject to any applicable limitations contained in the 2004 Plan, the Board of Directors, or the Compensation Committee or any other committee or officer to whom the Board delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of common stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options, and (iv) the number of shares of common stock subject to any restricted stock or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.
      The Board of Directors is required to make appropriate adjustments in connection with the 2004 Plan and any outstanding Awards to reflect stock dividends, stock splits and certain other events. In the event of a merger, liquidation or other reorganization event (as defined in the 2004 Plan), the Board of Directors is authorized to provide for outstanding options or other stock-based Awards to be assumed or substituted for, to accelerate the Awards to make them fully exercisable prior to consummation of the reorganization event or to provide for a cash out of the value of any outstanding options. Except as otherwise set forth in the instrument evidencing the applicable Award, if a participant’s employment with Critical Therapeutics is terminated without cause by us or an acquiring or successor company or with good reason by the participant (as each of those terms is defined in the 2004 Plan) before the first anniversary of the occurrence of a change in control event (as defined in the 2004 Plan), then vesting of all options or restricted stock awards held by such participant shall be accelerated by two years so that they will become exercisable or vested as if the participant had continued to be employed during the two year period following termination. In the case of other stock based awards, such as stock appreciation rights, the Board may specify the effect of a change in control event at the time of the grant.

Amendment or Termination
      No Award may be made under the 2004 Plan after April 7, 2014, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2004 Plan, except that no Award designated as subject to Section 162(m) of the Internal Revenue Code by the Board of Directors after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such Award) unless and until such amendment shall have been approved by our stockholders.
Federal Income Tax Consequences
      The following generally summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the 2004 Plan. This summary is based on the tax laws in effect as of the date of this proxy statement. This summary assumes that all awards granted under the 2004 Plan are exempt from, or comply with, the rules under Section 409A of the Internal Revenue Code related to nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options
      A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or a 50% or more owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.
      A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options
      A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Restricted Stock
      A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Internal Revenue Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
     Tax Consequences to Critical Therapeutics
      There will be no tax consequences to Critical Therapeutics except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code.
PROPOSAL THREE — RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
      Our board of directors has selected the firm of Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 2005.
      Although stockholder approval of the board of directors’ selection of Deloitte & Touche LLP is not required by law, our board of directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the annual meeting, our board of directors will reconsider its selection of Deloitte & Touche LLP.
      Deloitte & Touche LLP also served as our independent auditors for the fiscal year ending December 31, 2004. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders.
Board Recommendation
      The board of directors unanimously recommends a vote “FOR” the ratification of the selection of Deloitte & Touche LLP as Critical Therapeutics, Inc.’s independent auditors for the fiscal year ending December 31, 2005.
OTHER MATTERS
      Our board of directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy card to vote, or otherwise act, in accordance with their judgment on those matters.
SOLICITATION OF PROXIES
      The cost of solicitation of proxies will be borne by Critical Therapeutics. In addition to the solicitation of proxies by mail, officers and employees of Critical Therapeutics may solicit proxies in person or by telephone. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.
REVOCATION OF PROXY
      Subject to the terms and conditions set forth in this proxy statement, all proxies received by us will be effective, notwithstanding any transfer of the shares to which those proxies relate, unless prior to the closing of the polls at the annual meeting, we receive a written notice of revocation signed by the person who, as of the record date, was the registered holder of those shares. The notice of revocation must indicate the certificate number and numbers of shares to which the revocation relates and the aggregate number of shares represented by the certificate(s).

STOCKHOLDER PROPOSALS
      In order to be included in proxy material for the 2006 Annual Meeting of Stockholders, stockholders’ proposed resolutions must be received by us at our principal executive offices, 60 Westview Street, Lexington, Massachusetts 02421 no later than December 30, 2005. We suggest that proponents submit their proposals by certified mail, return receipt requested, addressed to our Secretary.
      In addition, our by-laws require that we be given advance notice of stockholder nominations for election to the board of directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders, other than matters included in our proxy statement. The required notice must be in writing and received by our corporate secretary at our principal offices in the case of an election of directors at an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. The date of our 2006 annual meeting of stockholders has not yet been established, but assuming it is held on June 2, 2006, in order to comply with the time periods set forth in our by-laws, appropriate notice for the 2006 annual meeting would need to be provided to our corporate secretary no earlier than February 2, 2006 and no later than March 4, 2006.

By Order of the Board of Directors,

Scott B. Townsend, Esq.
Secretary
Lexington, Massachusetts
April 29, 2005
      OUR BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO VOTE BY PROXY OVER THE INTERNET, BY TELEPHONE OR BY MAIL. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXY CARDS OR VOTED BY PROXY OVER THE INTERNET OR BY TELEPHONE.

Appendices

Appendix A	—	Amended and Restated Audit Committee Charter
Appendix B	—	Amendment No. 1 to the 2004 Stock Incentive Plan of Critical Therapeutics, Inc.* and Critical Therapeutics, Inc. 2004 Stock Incentive Plan

*	We intend to register the additional shares of our common stock provided for by Amendment No. 1 to the 2004 Stock Incentive Plan as soon as practicable after June 2, 2005.

APPENDIX A
CRITICAL THERAPEUTICS, INC.
AMENDED AND RESTATED
AUDIT COMMITTEE CHARTER

A.	Purpose
      1. The purpose of the Audit Committee of the Board of Directors of Critical Therapeutics, Inc. (the “Company”) is to assist the Board of Directors’ oversight of the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements.

B.	Structure and Membership
      1. Number. Except as otherwise permitted by the applicable rules of The NASDAQ National Market, the Audit Committee shall consist of at least three members of the Board of Directors.
      2. Independence. Except as otherwise permitted by the applicable NASDAQ rules, each member of the Audit Committee shall be independent as defined by NASDAQ rules, meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act (subject to the exemptions provided in Rule 10A-3(c)), and not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.
      3. Financial Literacy. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. In addition, at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s annual report filed with the SEC), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules).
      4. Chair. Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.
      5. Compensation. The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board.
      6. Selection and Removal. Members of the Audit Committee shall be appointed by the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

C.	Authority and Responsibilities

General
      The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company and for establishing and maintaining adequate internal control over financial reporting. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the

Company’s unaudited interim financial statements and, to the extent attestation reports are required by Section 404 of the Sarbanes-Oxley Act of 2002, for auditing the Company’s internal controls over financial reporting. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s reports.

Oversight of Independent Auditors
      1. Selection. The Audit Committee shall be solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.
      2. Independence. The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor, and confirm the regular rotation of the lead audit partner and reviewing partner as required by Section 203 of the Sarbanes-Oxley Act. The Audit Committee shall establish policies for hiring employees and former employees of the independent auditor and monitor compliance with such policies.
      3. Compensation. The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.
      4. Preapproval of Services. The Audit Committee shall preapprove all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest, tax and other non-audit) to be provided to the Company by the independent auditor or other firms; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.
      5. Oversight. The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall have sole and direct responsibility for overseeing the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate, receive and consider the reports required to be made by the independent auditor regarding:

•	critical accounting policies and practices;

•	alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;

•	attestation reports required by Section 404 of the Sarbanes-Oxley Act of 2002; and

•	other material written communications between the independent auditor and Company management.

Audited Financial Statements
      6. Review and Discussion. The Audit Committee shall review and discuss with the Company’s management and independent auditor the Company’s audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion. As part of this review, the Audit Committee shall discuss with the Company management and the independent auditor the accounting principles as applied, their quality, and significant assumptions, estimates, and judgments used in the preparation of the Company’s audited financial statements. The Audit Committee shall also review and discuss with the Company management and the independent auditor disclosures made in “Management’s Discussion and Analysis” in the Company’s Annual Report on Form 10-K.
      7. Recommendation to Board Regarding Financial Statements. The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.
      8. Audit Committee Report. The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting of security holders.

Review of Other Financial Disclosures
      9. Independent Auditor Review of Interim Financial Statements. The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by applicable auditing standards. The Audit Committee shall review and discuss with the Company management and the independent auditor the Company’s quarterly financial statements and other financial data to be included in the Company’s Quarterly Reports on Form 10-Q, including disclosures made in “Management’s Discussion and Analysis,” and the results of the independent auditor’s review of such financial statements. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor’s review of interim financial information. The Audit Committee shall generally review and discuss with the Company management and the independent auditor the type and presentation of information to be disclosed in the Company’s earnings press releases.

Controls and Procedures
      10. Oversight. The Audit Committee shall coordinate the Board of Directors’ oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and code of conduct. The Audit Committee shall receive and review the reports of the principal executive officer and principal financial officer required by Rule 13a-14 of the Exchange Act.
      11. Internal Audit Function. The Audit Committee shall coordinate the Board of Director’s oversight of the performance of the Company’s internal audit function.
      12. Evaluation of Financial Management. The Audit Committee shall coordinate with the Compensation Committee the evaluation of the Company’s financial management personnel.
      13. Procedures for Complaints. The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

      14. Related-Party Transactions. The Audit Committee shall review all “related party transactions” (defined as transactions required to be disclosed pursuant to Item 404 of Regulation S-K) on an ongoing basis, and all such transactions must be approved by the Audit Committee.
      15. Additional Powers. The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D.	Procedures and Administration
      1. Meetings. The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. A majority of the members of the Audit Committee shall be present to constitute a quorum for transaction of the Audit Committee’s business. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The Audit Committee shall periodically meet in separate executive sessions and also in private sessions with: (i) the independent auditor; (ii) the Company management; and (iii) the Company’s internal auditors to facilitate full communication. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.
      2. Subcommittees. The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.
      3. Reports to Board. The Audit Committee shall report regularly to the Board of Directors.
      4. Charter. At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval. The Audit Committee also shall conduct an annual self-evaluation of its performance and processes.
      5. Independent Advisors. The Audit Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.
      6. Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.
      7. Funding. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.
* * *

Amended and Restated by the Board of
Directors on March 15, 2005

APPENDIX B
AMENDMENT NO. 1
TO THE 2004 STOCK INCENTIVE PLAN
OF CRITICAL THERAPEUTICS, INC.
      The 2004 Stock Incentive Plan (the “Plan”) of Critical Therapeutics, Inc. (the “Company”) is hereby amended as follows (all capitalized terms used and not defined herein shall have the respective meanings ascribed to such terms in the Plan):

1. Section 4(a) of the Plan be and hereby is deleted in its entirety and the following is inserted in lieu thereof:

4. Stock Available for Awards

(a) Number of Shares. Subject to adjustment under Section 10, Awards may be made under the Plan for up to the number of shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”) that is equal to the sum of:

(1) 4,540,000 shares of Common Stock; plus

(2) such additional number of shares of Common Stock as is equal to the number of shares of Common Stock reserved for issuance under the Company’s 2000 Equity Incentive Plan, as amended, and 2003 Stock Incentive Plan, as amended (the “Existing Plans”), that remain available for grant under the Existing Plans immediately prior to the closing of the Company’s initial public offering; plus

(3) an annual increase to be added on the first day of each of the Company’s fiscal years beginning January 1, 2006 and ending on the second day of fiscal year 2014, which increase shall be determined by the Board for each fiscal year prior to the first day of such fiscal year (by vote of a majority of the then non-employee directors, following a recommendation by the Compensation Committee of the Board or any other Committee designated by the Board); provided, however, that the amount determined by the Board may not exceed the lesser of (i) 1,333,333 shares of Common Stock and (ii) 4% of the outstanding shares of Common Stock on the first day of such fiscal year.

Notwithstanding the foregoing, no more than 800,000 shares of Common Stock (subject to adjustment under Section 10) or such other number of shares of Common Stock as may be determined by vote of a majority of the then non-employee directors, following a recommendation by the Compensation Committee of the Board or any other Committee designated by the Board, may be issued pursuant to all Awards other than Options and SARs (each as hereinafter defined). Furthermore, notwithstanding clause (3) above, in no event may the number of shares available under this Plan be increased as set forth in clause (3) to the extent such increase, in addition to any other increases proposed by the Board in the number of shares available for issuance under all other employee or director stock plans, would result in the total number of shares then available for issuance under all employee and director stock plans exceeding 30% of the outstanding shares of the Company on the first day of the applicable fiscal year.

If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

2. Except as aforesaid, the Plan shall remain in full force and effect.
* * *

Approved by the Board of Directors
on February 16, 2005.

CRITICAL THERAPEUTICS, INC.
2004 STOCK INCENTIVE PLAN*

1.	Purpose
      The purpose of this 2004 Stock Incentive Plan (the “Plan”) of Critical Therapeutics, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility
      All of the Company’s employees, officers, directors, consultants and advisors (including persons who have entered into an agreement with the Company under which they will be employed by the Company in the future) are eligible to be granted options, restricted stock awards, stock appreciation rights or other stock-based awards (each, an “Award”) under the Plan. Each person who has been granted an Award under the Plan shall be deemed a “Participant”.

3.	Administration and Delegation
      (a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.
      (b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.
      (c) Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended

      * All share numbers set forth herein reflect the one-for-3.75 reverse stock split of the Common Stock of the Company effected on May 20, 2004.

(the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

4.	Stock Available for Awards
      (a) Number of Shares. Subject to adjustment under Section 10, Awards may be made under the Plan for up to the number of shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”) that is equal to the sum of:

(1) 3,680,000 shares of Common Stock; plus

(2) such additional number of shares of Common Stock as is equal to the number of shares of Common Stock reserved for issuance under the Company’s 2000 Equity Incentive Plan, as amended, and 2003 Stock Incentive Plan, as amended (the “Existing Plans”), that remain available for grant under the Existing Plans immediately prior to the closing of the Company’s initial public offering; plus

(3) an annual increase to be added on the first day of each of the Company’s fiscal years beginning January 1, 2005 and ending on the second day of fiscal year 2014, which increase shall be determined by the Board for each fiscal year prior to the first day of such fiscal year (by vote of a majority of the then non-employee directors, following a recommendation by the Compensation Committee of the Board or any other Committee designated by the Board); provided, however, that the amount determined by the Board may not exceed the lesser of (i) 1,333,333 shares of Common Stock and (ii) 4% of the outstanding shares of Common Stock on the first day of such fiscal year.
      Notwithstanding the foregoing, no more than 800,000 shares of Common Stock (subject to adjustment under Section 10) or such other number of shares of Common Stock as may be determined by vote of a majority of the then non-employee directors, following a recommendation by the Compensation Committee of the Board or any other Committee designated by the Board, may be issued pursuant to all Awards other than Options and SARs (each as hereinafter defined). Furthermore, notwithstanding clause (3) above, in no event may the number of shares available under this Plan be increased as set forth in clause (3) to the extent such increase, in addition to any other increases proposed by the Board in the number of shares available for issuance under all other employee or director stock plans, would result in the total number of shares then available for issuance under all employee and director stock plans exceeding 30% of the outstanding shares of the Company on the first day of the applicable fiscal year.
      If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.
      (b) Per-Participant Limit. Subject to adjustment under Section 10, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 800,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code (“Section 162(m)”).

5.	Stock Options
      (a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.

      (b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Critical Therapeutics, Inc., any of Critical Therapeutics, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option.
      (c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement; provided, however, that the exercise price shall be not less than 100% of the Fair Market Value (as hereinafter defined) at the time the Option is granted.
      (d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted for a term in excess of 10 years.
      (e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.
      (f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as the Board may otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to pay promptly to the Company the exercise price and any required tax withholding;

(3) if provided for in the option agreement or approved by the Company in its sole discretion, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant at least six months prior to such delivery and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) if provided for in the option agreement or approved by the Company in its sole discretion, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5) by any combination of the above permitted forms of payment.
      (g) Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.
      (h) Repricing of Options. The Board (by vote of a majority of the then non-employee directors, following a recommendation by the Compensation Committee of the Board or any other committee designated by the Board) shall have the authority, at any time and from time to time, with the consent of the affected Participants, to amend any or all outstanding Options granted under the Plan to provide an Option exercise price per share which may be lower or higher than the original Option exercise price, and/or cancel any such Options and grant in substitution therefor other Awards, including new Options, covering the same or different numbers of shares of Common Stock having an Option exercise price per share which may be lower or higher than the exercise price of the canceled Options; provided, however, that the Board may not engage in any such repricing of Options with respect to Options then held by officers or directors of the Company.

6.	Reserved.

7.	Stock Appreciation Rights.
      (a) Nature of Stock Appreciation Rights. A Stock Appreciation Right, or SAR, is an Award entitling the holder on exercise to receive an amount in cash or Common Stock or a combination thereof (such form to be determined by the Board) determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. SARs may be based solely on appreciation in the fair market value of Common Stock or on a comparison of such appreciation with some other measure of market growth such as (but not limited to) appreciation in a recognized market index. The date as of which such appreciation or other measure is determined shall be the exercise date unless another date is specified by the Board in the SAR Award.
      (b) Grants. Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan.

(1) Rules Applicable to Tandem Awards. When Stock Appreciation Rights are expressly granted in tandem with Options, the Stock Appreciation Right and the related Options will be exercisable only at such time or times and on such conditions as the Board may specify in the SAR Award or the related Option.

(2) Exercise of Independent Stock Appreciation Rights. A Stock Appreciation Right not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.
      (c) Exercise. Any exercise of a Stock Appreciation Right must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by any other documents required by the Board.

8.	Restricted Stock
      (a) Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a “Restricted Stock Award”).
      (b) Terms and Conditions. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.
      (c) Stock Certificates. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

9.	Other Stock-Based Awards.
      Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock Unit Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the conditions of each Other Stock Unit Awards, including any purchase price applicable thereto. At the time any Award is granted, the Board may provide that, at the time Common Stock would otherwise be delivered pursuant to the Award, the Participant will instead receive an instrument evidencing the Participant’s right to future delivery of the Common Stock.

10.	Adjustments for Changes in Common Stock and Certain Other Events
      (a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the amount of the annual increase in the number of securities available under this Plan set forth in Section 4(a)(3)(i); (iii) the limit on the number of securities available under this Plan for Awards other than Options and SARs set forth in Section 4(a), (iv) the per-Participant limit set forth in Section 4(b), (v) the number and class of securities and exercise price per share subject to each outstanding Option (vi) the repurchase price per share subject to each outstanding Restricted Stock Award, and (vii) the share- and per-share-related provisions of each outstanding Stock Appreciation Right and Other Stock Unit Award, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent determined by the Board.
      (b) Reorganization and Change in Control Events.

(1) Definitions

(a) A “Reorganization Event” shall mean:

(i) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property;

(ii) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction; or

(iii) any liquidation or dissolution of the Company.

(b) A “Change in Control Event” shall mean:

(i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Company or (B) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (iii) of this definition; or

(ii) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(iii) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Voting Securities immediately prior to such Business Combination and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(iv) the liquidation or dissolution of the Company.

(c) “Good Reason” shall mean any material reduction in the annual cash compensation payable to the Participant from and after such Reorganization Event or Change in Control Event, or the relocation of the place of business at which the Participant is principally located to a location that is greater than 30 miles from its location immediately prior to such Reorganization Event or Change in Control Event.

(d) “Cause” shall mean any (i) willful failure by the Participant, which failure is not cured within 30 days of written notice to the Participant from the Company, to perform his or her material responsibilities to the Company or (ii) willful misconduct by the Participant which affects the business reputation of the Company. The Participant shall be considered to have been discharged for “Cause” if the Company determines, within 30 days after the Participant’s resignation, that discharge for Cause was warranted.

(2) Effect on Options

(a) Reorganization Event. Upon the occurrence of a Reorganization Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to a Reorganization Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided that, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, if (i) such Reorganization Event also constitutes a Change in Control Event, and (ii) if, on or prior to the first anniversary of the date of the consummation of the Reorganization Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation (the date of such termination being referred to as, the “Participant Termination Date”), then the vesting of all Options then held by a Participant shall automatically be accelerated by two years so that such Options shall immediately become vested and exercisable with respect to the number of shares of Common Stock covered by such Options that would otherwise have been vested as of the second anniversary of the Participant Termination Date if the Participant continued to be employed by the Company for such period. For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, or in the event of a liquidation or dissolution of the Company, the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; provided, however, that in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the “Acquisition Price”), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

(b) Change in Control Event that is not a Reorganization Event. Upon the occurrence of a Change in Control Event that does not also constitute a Reorganization Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s Participant Termination Date occurs, then the vesting of all Options then held by a Participant shall automatically be accelerated by two years so that such Options shall immediately become vested and exercisable with respect to the number of shares of Common Stock covered by such Options that would otherwise have been vested as of the second anniversary of the Participant Termination Date if the Participant continued to be employed by the Company for such period.

(3) Effect on Restricted Stock Awards

(a) Reorganization Event that is not a Change in Control Event. Upon the occurrence of a Reorganization Event that is not a Change in Control Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

(b) Change in Control Event. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes a Reorganization Event), except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s Participant Termination Date occurs, then the vesting schedule of any such Restricted Stock Award shall automatically be accelerated by two years so that the number of shares that would otherwise have vested and become free from conditions or restrictions on or prior to the second anniversary of the Participant Termination Date if the Participant had continued to be employed by the Company for such period shall immediately become free from conditions or restrictions as of the Participant Termination Date.

(4) Effect on Stock Appreciation Rights and Other Stock Unit Awards
      The Board may specify in an Award at the time of the grant the effect of a Reorganization Event and Change in Control Event on any SAR and Other Stock Unit Award.

11.	General Provisions Applicable to Awards
      (a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Option intended to be an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.
      (b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.
      (c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.
      (d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.
      (e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with an Award to such Participant. If provided for in an Award or approved by the Company in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.
      (f) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.
      (g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.
      (h) Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.
      (i) Deferrals. The Board may permit Participants to defer receipt of any Common Stock issuable upon exercise of an Option or upon the lapse of any restriction applicable to any Restricted Stock Award, subject to such rules and procedures as it may establish.
      (j) Share Issuance. To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Common Stock or Restricted Stock, the Board may provide for the issuance of such shares on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange on which the Common Stock is traded.

12.	Miscellaneous
      (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.
      (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

      (c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award may be granted unless and until the Plan has been approved by the Company’s stockholders. No Awards shall be granted under the Plan after the completion of 10 years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.
      (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time; provided that, to the extent determined by the Board, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement shall become effective until such stockholder approval is obtained. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan.
      (e) Provisions for Foreign Participants. The Board may, without amending the Plan, modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.
      (f) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.
* * *

Approved by the Board of Directors
on April 7, 2004

Approved by the Stockholders
on May 6, 2004

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

		FOR	WITHHOLD	FOR ALL EXCEPT
		ALL	AUTHORITY FOR	(See instructions
		NOMINEES	ALL NOMINEES	below)
1.	To elect the following three (3) nominees as Directors of the Company.	☐	☐	☐

NOMINEES
01 Christopher Walsh, Ph. D.
02 H. Shaw Warren, M.D.
03 Robert H. Zeiger

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the name of the nominee(s) on the line below:

		FOR	AGAINST	ABSTAIN
2.	To approve the amendment to the Company’s 2004 Stock Incentive Plan to increase the number of shares authorized for issuance thereunder by 860,000 shares.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	To ratify the selection by the Board of Directors of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005.	☐	☐	☐

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE
ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE
IN BLUE OR BLACK INK AS SHOWN HERE ☒

Signature	Signature	Date

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving title as such. If signer is a partnership, please sign in partnership name by an authorized person.

▲ FOLD AND DETACH HERE ▲

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time on June 1, 2005.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet
http://www.proxyvoting.com/crtx

Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

Telephone
1-866-540-5760

     Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

OR

Mail

Mark, sign and date
your proxy card and
return it in the
enclosed postage-paid
envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

PROXY
CRITICAL THERAPEUTICS, INC.
60 WESTVIEW STREET
LEXINGTON, MASSACHUSETTS 02421

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 2, 2005

     The undersigned, revoking all prior proxies, hereby appoints Trevor Phillips, Ph.D. and Frank E. Thomas, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and vote, as designated on the reverse side, all shares of common stock of Critical Therapeutics, Inc. (the “Company”) held of record by the undersigned on April 14, 2005 at the Annual Meeting of Stockholders to be held on June 2, 2005 at 10:00 a.m. and any adjournments thereof. The undersigned hereby directs Trevor Phillips, Ph.D. and Frank E. Thomas to vote in accordance with their best judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and to act on the matters set forth in such Notice as specified by the undersigned.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL. ATTENDANCE OF THE UNDERSIGNED AT THE ANNUAL MEETING OR AT ANY ADJOURNMENT THEREOF WILL NOT BE DEEMED TO REVOKE THE PROXY UNLESS THE UNDERSIGNED REVOKES THIS PROXY IN WRITING.

(Continued and to be signed, on the reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

Dear Stockholder:

Please take note of the important information enclosed with this proxy card. There are matters related to the operation of the Company that require your prompt attention. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign and date the card, detach it and return your proxy in the enclosed postage-paid envelope. Thank you in advance for your prompt consideration of these matters.

Sincerely,
Critical Therapeutics, Inc.

Your vote is important. Please vote immediately.

ANNUAL MEETING OF STOCKHOLDERS OF

CRITICAL THERAPEUTICS, INC.

June 2, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.